UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2006

HERCULES OFFSHORE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-51582	56-2542838
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

11 GREENWAY PLAZA, SUITE 2950 HOUSTON, TEXAS	77046
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 979-9300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 7, 2006, Hercules Offshore, Inc. (the “Company”), entered into a separate indemnification agreement, each in the form attached as Exhibit 10.1 hereto (the “Indemnification Agreements”), with Randall D. Stilley, the Company’s Chief Executive Officer and President and a director, and each of the Company’s non-employee directors, Thomas R. Bates, Jr., Thomas J. Madonna, F. Gardner Parker, V. Frank Pottow, John T. Reynolds and Steven A. Webster (each an “Indemnitee”).

Each of the Indemnification Agreements provides that the Company will indemnify the Indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such Indemnitee’s duties on behalf of the Company to the fullest extent permitted under the Delaware General Corporation Law (“DGCL”) and the Bylaws of the Company.

The foregoing summary of the Indemnification Agreements is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: April 7, 2006	By:	/s/ James W. Noe
James W. Noe,
Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Form of Indemnification Agreement.